Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Dex Media, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-120631) of Dex Media, Inc. of our report dated March 9, 2005, with respect to the consolidated balance sheets of Dex Media, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive loss and cash flows for the years ended December 31, 2004 and 2003 and for the period from November 9, 2002 to December 31, 2002, which report appears in the December 31, 2004 Annual Report on Form 10-K of Dex Media, Inc.

KPMG LLP

Denver, Colorado

March 9, 2005

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Dex Media, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-120631) of Dex Media, Inc. of our report dated March 14, 2003, with respect to the combined statements of operations, changes in owner deficit and comprehensive income and cash flows of the operations of Qwest Dex Holdings, Inc. and subsidiary in the states of Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota and South Dakota (Dex East) for the period from January 1, 2002 to November 8, 2002, which report appears in the December 31, 2004 Annual Report on Form 10-K of Dex Media, Inc.

KPMG LLP

Denver, Colorado

March 9, 2005